UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2007

UNITED INDUSTRIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-04252	95-2081809
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

124 Industry Lane, Hunt Valley, Maryland		21030
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (410) 628-3500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

By letter dated November 7, 2007 (the “Waiver Letter”), United Industrial Corporation, a Delaware corporation (the “Company”), AAI Corporation, a Maryland corporation (“AAI”), SunTrust Bank, as administrative agent, and certain Lenders (as hereinafter defined) entered into an amendment to and modification of: (i) the Amended and Restated Revolving Credit Agreement (the “Credit Agreement”) dated as of May 31, 2007 by and among the Company and AAI, as borrowers, and the lenders from time to time a party thereto (the “Lenders”), and SunTrust Bank, and (ii) certain Loan Documents (as defined in the Credit Agreement):

1.

Waiving any default or Event of Default (as defined in the applicable Loan Documents) under the Loan Documents that may have occurred as a result of the Company entering into the Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 7, 2007, by and among the Company, Textron Inc. (“Textron”) and Marco Acquisition Sub Inc. (“Merger Sub”), an indirect wholly owned subsidiary of Textron, under which Textron has agreed to acquire all of the outstanding common stock of the Company in a tender offer (the “Offer”) and to subsequently merge Merger Sub with and into the Company (the “Merger”);

2.

Waiving the provisions of the Loan Documents to permit the Offer, the Merger, and the making of certain unsecured loans by Textron (or an affiliate of Textron) to the Company in connection with the transactions contemplated in and by the Merger Agreement;

3.

Reducing the Aggregate Revolving Commitment Amount from $200 Million to $50 Million, effective as of the first time Merger Sub purchases shares of the Company’s common stock, validly tendered pursuant to the Offer, constituting at least a majority of the shares of the Company’s common stock then outstanding;

4.	Providing for the repayment by the Company and AAI of all outstanding Loans by no later than 14 days from the effective date of the Merger; and

5.

Providing that the Commitments of the Lenders shall be terminated immediately upon such payment, and thereafter terminating all rights of the Company and AAI to borrow, and any obligations of the Lenders to make, any Loans.

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.  Except as expressly amended or modified by the Waiver Letter, all terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect.

The foregoing description of the Waiver Letter does not purport to be complete and this description is qualified in its entirety by reference to the Waiver Letter, which is filed as Exhibit 10.1 hereto, and which is incorporated into this report by reference.

1

Item 9.01.              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Waiver Letter dated November 7, 2007 by and among the Company, AAI, SunTrust Bank and certain Lenders

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INDUSTRIAL CORPORATION (Registrant)

Date: November 13, 2007	By:	/s/ James H. Perry
James H. Perry
Chief Financial Officer, Controller and Vice President